                                   EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                   EXHIBIT 11
                                                                   PAGE 1 OF 2



                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE


                                                     THREE MONTHS ENDED                SIX MONTHS ENDED
                                                           JUNE 30,                         JUNE 30,
                                                 --------------------------       ---------------------------
                                                    1996            1995             1996             1995
                                                 ----------      ----------       ----------       ----------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
PRIMARY EARNINGS PER COMMON SHARE

Average shares outstanding                       45,930,501      44,451,073       45,726,407       44,351,228

Assumed exercise of options outstanding             197,959         328,472          214,049          296,807
                                               ------------     -----------      -----------      -----------
Primary average shares outstanding               46,128,460      44,779,545       45,940,456       44,648,035
                                               ============     ===========      ===========      ===========
Net earnings                                   $     40,643     $    36,451      $    79,787      $    72,108
Less: Preferred stock dividends
      Series B                                           43             (88)             (45)            (176)
      Series D                                            -             (42)               -             (165)
      Series E                                       (1,748)         (1,554)          (3,496)          (3,108)
      Preferred stock of an acquired entity               -            (339)               -             (676)
                                               ------------     -----------      -----------      -----------
Net earnings applicable to common shares       $     38,938     $    34,428      $    76,246      $    67,983
                                               ============     ===========      ===========      ===========
Primary Earnings Per Common Share              $       .84             $.77            $1.66            $1.52

                                                                  EXHIBIT 11
                                                                  PAGE 2 OF 2



                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
             COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE



                                                         THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                              JUNE 30,                            JUNE 30,
                                                    ----------------------------       ------------------------------
                                                       1996              1995             1996               1995
                                                    ----------       -----------       -----------        -----------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
FULLY DILUTED EARNINGS PER COMMON SHARE

Average shares outstanding                          45,930,501        44,451,073        45,726,407         44,351,228
Assumed exercise of options outstanding                198,721           351,070           214,437            308,815
Assumed conversion of preferred stock
outstanding:
     Series B                                          108,278           339,768           224,023            339,768
     Series D                                             -              253,655              -               253,655
     Series E                                        4,365,076         3,884,902         4,367,800          3,884,902
                                                   -----------       -----------       -----------        -----------
Fully diluted average shares outstanding            50,602,576        49,280,468        50,532,667         49,138,368
                                                   ===========       ===========       ===========        ===========

Net earnings                                       $    40,643       $    36,451       $    79,787        $    72,108
Less: Preferred stock dividends of
      an acquired entity                                     -              (339)                -               (676)
                                                   -----------       -----------       -----------        -----------
Net earnings applicable to common shares           $    40,643       $    36,112       $    79,787        $    71,432
                                                   ===========       ===========       ===========        ===========

Fully Diluted Earnings Per Common Share            $       .80       $       .73       $      1.58        $      1.45